Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Evergy Announces 2019 Results, Declares Quarterly Dividend and Announces Updates to Capital Plan

•	GAAP EPS of $2.79; Adjusted EPS (Non-GAAP) of $2.89

•	Five-year capital plan of $7.6B through 2024

KANSAS CITY, MO., March 2, 2020 - Evergy, Inc. (NYSE: EVRG) today announced full year 2019 earnings of $670 million, or $2.79 per share, compared with earnings of $536 million, or $2.50 per share, for the full year 2018. For the fourth quarter 2019, earnings were $64 million, or $0.28 per share, compared with earnings of $19 million, or $0.07 per share, for the fourth quarter of 2018.

For the year, earnings were driven by the full year impact of Evergy Metro and Evergy Missouri West results and lower operating and maintenance expenses, partially offset by higher depreciation expense and lower retail sales driven by unfavorable weather compared to 2018.

Evergy's 2019 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $694 million and $2.89, respectively, compared to $681 million and $2.54 in 2018. Fourth quarter adjusted earnings (non-GAAP) were $73 million, or $0.32 per share, compared with $39 million and $0.15 per share in the fourth quarter of 2018. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP), which exclude certain merger-related costs and/or benefits, are reconciled to GAAP earnings in the financial table included in this release.

New retail rates after consideration of the 2018 provision for rate refund for the lower corporate tax rate, significant cost reduction efforts and fewer shares outstanding contributed to the year over year increase in adjusted earnings per share. These gains were partially offset by unfavorable weather compared to 2018 and higher depreciation expense.

"The continued execution of our merger plan resulted in another year of solid financial results, including a more than 13% year-over-year increase in adjusted earnings per share," said Terry Bassham, Evergy president and chief executive officer. "We remain focused on realizing the on-going benefits and value our merger is creating for all Evergy stakeholders."

Capital Plan Update

As previously discussed on the Company's third quarter conference call, Evergy has evaluated additional capital investment opportunities and believes there are significant additional infrastructure investment opportunities in Missouri. In addition, since engaging with Elliott Management and prior to the establishment of the new Strategic Review & Operations Committee, new opportunities for incremental infrastructure investments were identified. As a result, Evergy is increasing its five-year investment plan to $7.6 billion through 2024 compared to $6.1 billion for its prior five-year plan ending in 2023. The $1.5 billion incremental five-year infrastructure spending is expected to be invested in projects that modernize the electric grid and improve reliability, while reducing operations and maintenance expense. In 2019, Evergy made $1.2 billion of infrastructure investments under its capital plan.

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With the increased capital investment, Evergy has elected to halt the remainder of its share repurchase program. As of the end of 2019, the Company had completed 75% of its repurchase program, repurchasing 45 million of its 60 million share authorization. Evergy believes the remaining balance sheet capacity would be better deployed toward both the $1.5 billion of incremental infrastructure spending already identified and potential additional infrastructure investment opportunities to be identified by the Strategic Review & Operations Committee.

"2019 was a success on many fronts, as evidenced by savings well ahead of plan, meaningful capital returns, including a 6.3% increase in our dividend, and strong customer reliability and experience metrics," Bassham continued. "We are committed to building on this success. Our capital plan through 2024 enables us to further modernize and harden the electric grid to support the quality service our customers expect."

Dividend Declaration

The Board of Directors declared a dividend on the Company's common stock of $0.505 per share payable on March 20, 2020. The dividends are payable to shareholders of record as of March 9, 2020.

Earnings Conference Call

Evergy management will host a conference call Monday, March 2, with the investment community at 9:00 a.m. ET (8:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing (888) 353-7071, conference ID 8975485. A webcast of the live conference call will be available at www.evergyinc.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed full-year financial information, the Company's annual report on Form 10-K for the period ended December 31, 2019 and other filings the Company has made with the Securities and Exchange Commission are available on the Company's website at www.evergyinc.com.

Five-year Capital Plan

	2020	2021	2022	2023	2024
	(millions)
Generating Facilities	$487	$555	$563	$455	$263
Transmission and Distribution Facilities	893	914	886	867	1,006
General Facilities and other	238	117	122	92	94
Total Capital Expenditures	$1,618	$1,586	$1,571	$1,414	$1,363

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Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude certain costs and/or benefits resulting from rebranding, voluntary severance and the Great Plains Energy and Evergy Kansas Central merger. This information is intended to enhance an investor's overall understanding of results. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board of Directors. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies' presentations or more useful than the GAAP information provided elsewhere in this report.

The following table provides a reconciliation between net income attributable to Evergy, Inc., diluted earnings per common share, pro forma net income attributable to Evergy, Inc. and pro forma diluted earnings per common share as determined in accordance with GAAP and adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP).

Evergy, Inc.
Consolidated Earnings and Diluted Earnings Per Share
(Unaudited)
	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended December 31	2019		2018
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$63.9	$0.28	$18.5	$0.07
Pro forma adjustments(a):
Non-recurring merger costs and other	—	—	1.3	0.01
Pro forma net income attributable to Evergy, Inc.	$63.9	$0.28	$19.8	$0.08
Non-GAAP reconciling items:
Rebranding costs, pre-tax(b)	7.4	0.03	—	—
Voluntary severance costs, pre-tax(c)	4.7	0.02	7.2	0.03
Inventory write-off at retiring generating units, pre-tax(d)	—	—	18.7	0.07
Income tax benefit(e)	(3.2)	(0.01)	(6.7)	(0.03)
Adjusted earnings (non-GAAP)	$72.8	$0.32	$39.0	$0.15

(a) Reflects pro forma adjustments made in accordance with Article 11 of Regulation S-X and ASC 805 - Business Combinations. See Note 2 to the consolidated financial statements in the Evergy Companies' combined 2018 annual report on Form 10-K for further information regarding these adjustments.
(b) Reflects external costs incurred to rebrand the legacy Westar Energy and KCP&L utility brands to Evergy and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(c)Reflects severance costs incurred associated with certain voluntary severance programs at the Evergy Companies and are included in operating and maintenance expense on the consolidated statements of comprehensive income.

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(d) Reflects obsolete inventory write-offs for Evergy Metro's Montrose Station and Evergy Missouri West's Sibley Station and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(e) Reflects an income tax effect calculated at a 26.1% statutory rate.

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Year Ended December 31	2019		2018
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$669.9	$2.79	$535.8	$2.50
Pro forma adjustments(a):
Great Plains Energy earnings prior to merger	—	—	94.4	0.35
Great Plains Energy shares prior to merger	n/a	—	n/a	(0.50)
Non-recurring merger costs and other	—	—	84.1	0.32
Pro forma net income attributable to Evergy, Inc.	$669.9	$2.79	$714.3	$2.67
Non-GAAP reconciling items:
Rebranding costs, pre-tax(b)	12.1	0.05	—	—
Voluntary severance costs, pre-tax(c)	19.8	0.08	23.5	0.09
Composite tax rate change(d)	—	—	(52.6)	(0.20)
Deferral of merger transition costs, pre-tax(e)	—	—	(28.5)	(0.11)
Inventory write-off at retiring generating units, pre-tax(f)	—	—	31.0	0.12
Income tax benefit(g)	(7.8)	(0.03)	(6.8)	(0.03)
Adjusted earnings (non-GAAP)	$694.0	$2.89	$680.9	$2.54
(a) Reflects pro forma adjustments made in accordance with Article 11 of Regulation S-X and ASC 805 - Business Combinations. See Note 2 to the consolidated financial statements in the Evergy Companies' combined 2018 annual report on Form 10-K for further information regarding these adjustments.
(b) Reflects external costs incurred to rebrand the legacy Westar Energy and KCP&L utility brands to Evergy and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(c) Reflects severance costs incurred associated with certain voluntary severance programs at the Evergy Companies and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(d) Reflects the revaluation of Evergy Kansas Central's deferred income tax assets and liabilities based on the Evergy composite tax rate as a result of the merger in June 2018 and are included in income tax expense on the consolidated statements of comprehensive income.
(e) Reflects the portion of the $47.8 million deferral of merger transition costs to a regulatory asset in June 2018 that related to costs incurred prior to 2018. The remaining merger transition costs included within the $47.8 million deferral were both incurred and deferred in 2018 and did not impact earnings. This item is included in operating and maintenance expense on the consolidated statements of comprehensive income.
(f) Reflects obsolete inventory write-offs for Evergy Kansas Central's Unit 7 at Tecumseh Energy Center, Units 3 and 4 at Murray Gill Energy Center, Units 1 and 2 at Gordon Evans Energy Center, Evergy Metro's Montrose Station and Evergy Missouri West's Sibley Station and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(g) Reflects an income tax effect calculated at a 26.1% statutory rate, with the exception of certain non-deductible items.

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About Evergy

Evergy, Inc. (NYSE: EVRG), through its operating subsidiaries Evergy Metro and Evergy Kansas Central, provides clean, safe and reliable energy to 1.6 million customers in Kansas and Missouri. The 2018 combination of KCP&L and Westar Energy to form Evergy created a leading energy company that provides value to shareholders and a stronger company for customers.

Evergy's mission is to empower a better future. Today, about half the power supplied to homes and businesses by Evergy comes from emission-free sources, creating more reliable energy with less impact to the environment. We will continue to innovate and adopt new technologies that give our customers better ways to manage their energy use.

For more information about Evergy, visit us at www.evergy.com.

Forward Looking Statements

Statements made in this press release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to our strategic plan, including, without limitation, earnings per share and dividend growth targets, operating and maintenance expense savings goals and future capital allocation plans; the outcome of regulatory and legal proceedings; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as "anticipates," "believes," "expects," "estimates," "forecasts," "should," "seeks," "intends," "proposed," "projects," "planned," "outlook," "remain confident," "goal," "will" or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively, the Evergy Companies) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and reduced demand for coal-based energy; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual

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commitments; impact of terrorist acts, including cyber terrorism; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to increased costs of, or changes in, retirement, health care and other benefits; the possibility that the expected value creation from the merger of Great Plains Energy Incorporated (Great Plains Energy) and Evergy Kansas Central that resulted in the creation of Evergy will not be realized, or will not be realized within the expected time period; difficulties related to the integration, including the diversion of management time; difficulties in maintaining relationships with customers, employees, regulators or suppliers; disruption related to the rebranding of the Evergy Companies, including the impact of the rebranding on receipt of customer payments; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Part I, Item 1A, Risk Factors included in the Evergy Companies' 2019 Form 10-K should be carefully read for further understanding of potential risks for the Evergy Companies. Reports filed by the Evergy Companies with the Securities and Exchange Commission should also be read for more information regarding risk factors. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact: Cody VandeVelde Director, Investor Relations Phone: 785-575-8227 Cody.VandeVelde@evergy.com	Media Contact: Gina Penzig Manager, External Communications Phone: 785-575-8089 Gina.Penzig@evergy.com Media line: 888-613-0003

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